Exhibit 10.39

[ENER1, INC. FORM OF OPTION AGREEMENT UNDER
EMPLOYMENT AGREEMENT WITH KEVIN P. FITZGERALD]

Date: ________________

ENER1, INC.
500 West Cypress Creek Road, Suite 100
Fort Lauderdale, Florida 33309

Kevin P. Fitzgerald
Ener1, Inc.
500 West Cypress Creek Road, Suite 100
Fort Lauderdale, Florida 33309

      Re:    Incentive Stock Option Agreement

Dear Mr. Fitzgerald:

        The Board of Directors of ENER1, INC. (the “Corporation”) is pleased to award you an option (the “Option”) to purchase shares of the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”). This option agreement (the “Agreement”) will describe the Option granted to you. Your signature on this Agreement is an acknowledgement to us that you have read and understand this Agreement and that you agree to abide by its terms.

    1.        Grant of Option. Subject to the conditions hereinafter set forth, we grant you the right to purchase _________________________________________ (__________) shares of Common Stock at $___ per share, the current fair market value of a share of Stock. On _______, and upon the first day of the next 22 months thereafter, the right to purchase the shares of Common Stock shall vest with respect to ______ shares. On _________, the right to purchase the shares of Common Stock shall vest with respect to ______ shares. Notwithstanding anything to the contrary in this Agreement, the right to purchase shares of Common Stock shall not vest on any date unless you are employed as of such date as the Chief Executive Officer of the Corporation, or as the Chief Executive Officer of another public company controlled by one or more of Ener1 Group, Inc.‘s shareholders (including the ultimate beneficial shareholders thereof, as “Beneficial Ownership” is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor thereto). The term “control” as used herein means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

    2.        Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock vests and ending when this Option terminates as provided in Section 5 hereof.

    3.        Method of Exercise. The Option shall be exercised by written notice to the Corporation’s Secretary at the Corporation’s principal place of business. The notice shall set forth the number of shares of Common Stock to be acquired and how the shares of Common Stock to be acquired should be registered (in your name only or in your name and your spouse’s names as community property or as joint tenants with right of survivorship).

The Corporation shall not be obligated to issue any shares of Common Stock until you shall have paid the total exercise price for that number of shares of Common Stock. The exercise price may be paid in cash or by certified or cashiers’ check or by such other method as permitted by the Board of Directors of the Corporation.

Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise.

Notwithstanding the above, the Corporation shall not be obligated to deliver any shares of Common Stock during any period when the Corporation determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws, and the Option may be rescinded if necessary to ensure compliance with federal, state or other applicable laws.

    4.        Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

(a) ___________, being ten (10) years from the date of grant;

(b) Upon your receipt of the payment described in Section 5 hereof; or

(b) Immediately upon the date your employment terminates for Cause.

        The term “Cause” as used herein means the commission of fraud, theft or other crimes of moral turpitude.

    5.        Repurchase Right. If your employment with the Corporation is terminated for any reason other than Cause, within sixty days of such termination, you may require, by written notice to the Secretary of the Company, that the Company pay to you the “in the money” value of the portion of the Option vested as of the date of such termination. The term “in the money value,” as used herein, means (x) the thirty (30) day average of the closing price of the Common Stock on the Over-the-Counter Bulletin Board quotation system (or other quotation system on which the Company’s stock is quoted or as reported by any exchange on which the Common Stock is listed at the time) times the total number of shares that may be purchased pursuant to the portion of the Option vested as of the date of termination, less (y) the exercise price of the shares that may be purchased pursuant to the vested portion of the Option times the total number of shares that may be purchased pursuant to the vested portion of the Option. If you exercise this repurchase right, the Option shall terminate concurrently with your receipt of the payment required under this Section 5. If you do not exercise this repurchase right, the Option shall remain outstanding until terminated in accordance with Section 4 hereof. If agreed to by Ener1 Group, Inc., the Company may require that Ener1 Group, Inc. make the payment to you required under this Section 5.

    6.        Non-Transferability. The Option cannot be transferred other than (i) by will or the laws of descent and distribution or (ii) on such terms and conditions as the Board of Directors of the Corporation in its sole discretion shall approve.

    7.        Securities Laws. You agree that any shares of Common Stock acquired by you under this Agreement cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

    8.        Change in Control. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control of the Company or Ener1 Group, Inc., the Option shall become immediately exercisable in full (unless it shall have previously terminated in accordance with Section 4 hereof).

               As used herein, a “Change in Control” shall mean any of the following events:

               i)        Mike Zoi, Peter Novak and Boris Zingarevitch cease to Beneficially Own in the aggregate at least fifty percent (50%) of the then-outstanding voting securities of the Corporation or of a corporation beneficially directly or indirectly owning all of the voting securities of the Corporation;

               ii)        The individuals who, as of the date of this Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Corporation; provided, however, that if the election, or nomination for election by the Corporation’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               iii)        The consummation of:

                 (A)        A merger, consolidation or reorganization involving the Corporation, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Corporation where:

                       1)        the stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization,

                       2)        the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation, and

                       3)        no person other than (i) the Corporation, (ii) any subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation, or any subsidiary, or (iv) any person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities of the Company, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities or its common stock.

                 (B)        A complete liquidation or dissolution of the Corporation; or

                 (C)        The sale or other disposition of all or substantially all of the assets of the Corporation to any person (other than a transfer to a subsidiary).

    9.        Income Taxes. To the extent required by applicable federal, state, local or foreign law, you shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or disposition of shares issued as a result of an Option exercise. The Corporation shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

        The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be interpreted accordingly. Section 422 of the Code provides, among other things, that you shall not be taxed upon the exercise of a stock option that qualifies as an incentive stock option provided that you do not dispose of the shares of Common Stock acquired upon exercise of such option until the later of two years after such option is granted to you and one year after such option is exercised. Notwithstanding anything to the contrary herein, Section 422 of the Code provides that incentive stock options (including, possibly, the Option) shall not be treated as incentive stock options if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such incentive stock options are exercisable for the first time by you during any calendar year (under all plans of the Corporation and its subsidiaries) exceeds $100,000, taking options into account in the order in which they were granted. Thus, if and to the extent that any shares of Common Stock issued under a portion of the Option exceeds the foregoing $100,000 limitation, such shares shall not be treated as issued under an incentive stock option pursuant to Section 422 of the Code.

    10.        Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Issuer by reason of any recapitalization, reclassification, reorganization (other than a Change in Control), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Corporation or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the date of this Agreement, an appropriate and proportionate adjustment shall be made by the Board of Directors of the Corporation (i)  in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of the Option and (ii) in the exercise price per share of the Option.

    11.        Limitation of Interest. Neither you nor any beneficiary or other person claiming under or through you shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purposes of this Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing herein shall confer upon you any right to continue in the Corporation’s employ or service nor limit in any way the Corporation’s right to terminate your employment at any time for any reason.

    12.        Severability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

    13.        Binding Effect. The rights and obligations described in this Agreement shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

    14.        Date of Grant. The Option shall be treated as having been granted to you on the date of this Agreement even though you may sign it at a later date.

    15.        Governing Law. This Agreement shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of Florida, without regard to principles of conflicts of law.

    16.        Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not affect the meaning, construction or effect of this Agreement.

Very truly yours, ENER1, INC. By: _____________________________ Name: ___________________________ Its: _____________________________

AGREED AND ACCEPTED:

_____________________
Kevin P. Fitzgerald